EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-100340, 333-106320 and 333-120649) of International Lease Finance Corporation of our reports dated March 9, 2007 relating to the consolidated financial statements and financial statement schedule, which appear in this Form 10-K.
PricewaterhouseCoopers LLP
Los Angeles, California
March 9, 2007